UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 1, 2011
Date of report (Date of earliest event reported)

Gramercy Capital Corp.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 297-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As previously reported in a Current Report on Form 8-K dated September 8, 2011, or the September 8 Current Report, filed by Gramercy Capital Corp. with the Securities and Exchange Commission, or the SEC, we agreed to transfer ownership of entities owning substantially all of the properties comprising our Gramercy Realty division to KBS Acquisition Sub, LLC, or KBS, or as otherwise directed by KBS pursuant to a Settlement Agreement, dated as of September 1, 2011, or the Settlement Agreement, in full satisfaction of Gramercy Realty’s obligations with respect to the Goldman Mortgage Loan and the Goldman Mezzanine Loans (each as defined in the Settlement Agreement), in exchange for a mutual release of claims among us and the mortgage and mezzanine lenders and, subject to certain termination provisions, our continued management of the transferred properties on behalf of KBS for a fixed fee plus incentive fees.  Unless the context requires otherwise, all references to “we,” “our” and “us” mean Gramercy Capital Corp., a Maryland corporation, and one or more of its subsidiaries, including our operating partnership, GKK Capital LP.  The Settlement Agreement and the transfers, releases and other transactions contemplated thereby are more fully described in the September 8 Current Report.

On September 1, 2011 and on December 1, 2011, we transferred to KBS or its affiliates interests in entities owning 317 and 116, respectively, of the 867 Gramercy Realty properties that we agreed to transfer pursuant to the Settlement Agreement.  The aggregate carrying value for the interests transferred to KBS on September 1, 2011 was approximately $414.4 million.  The aggregate carrying value for the interests transferred to KBS on December 1, 2011 was approximately $657.6 million.  We expect to transfer ownership of the remaining entity interests to KBS on or before December 15, 2011.

For more information about the relationships among us, KBS and certain other parties, and risks which arise from these relationships, please also refer to our other filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (including the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 (including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

FORWARD LOOKING STATEMENTS

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify forward-looking statements by the use of forward-looking expressions such as “may,” “will,” “should,” “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” “continue,” or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of our operations, including any forecasts, projections, plans and objectives for future operations. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this report. These risks, uncertainties and contingencies include, but are not limited to, our ability to complete an orderly transition of all or substantially all of the collateral for the Goldman Mortgage Loan and the Goldman Mezzanine Loans pursuant to the Settlement Agreement; the continuity of the management agreement for the lender portfolio; and other factors discussed under “Cautionary Note Regarding Forward-Looking Information” under Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations of our Quarterly Report on Form 10-Q for fiscal quarter ended September 30, 2011 and under Item IA Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and those factors that may be contained in any filing we make with the SEC, including Part II, Item 1A of the Quarterly Reports on Form 10-Q.

We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in our reports and documents which are filed with the SEC, and you should not place undue reliance on those statements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(b)
Pro Forma Financial Information.  The Unaudited Pro Forma Condensed Consolidated Financial Statements of Gramercy Capital Corp. as of September 30, 2011, which give effect to the transfers of interests in entities owning the 433 properties we have transferred and the 434 properties and certain other assets that we expect to transfer to KBS on or before December 15, 2011, are attached hereto as Exhibit 99.1 and incorporated by reference herein.

(c)	Exhibits.

Exhibit No.	Description
99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAMERCY CAPITAL CORP.

By:	/s/ Jon W. Clark
Name:	Jon W. Clark
Title:	Chief Financial Officer

Dated:  December 7, 2011